Exhibit 99.4

Frequently Asked Questions for Customers

Q: What is happening between People’s Bank and Northrim Bank?
Both parties have entered into a definitive agreement as of July 22, 2026, for Northrim Bancorp, Inc., the holding company of Northrim Bank, to acquire PBCO Financial Corporation, the holding company of People’s Bank. People’s Bank and Northrim Bank are merging to create a stronger and better community bank for you. Joining with Northrim is expected to bring solid benefits to People’s Bank customers, employees and shareholders. In addition, the merger of both banks will provide added convenience, enhanced products and services, and higher lending limits to customers of both banks.

Q: When will the acquisition be complete?
Timing for completing the merger will depend on many factors, including the approval of shareholders and approval by the banking regulators. The goal is to merge as soon as November 2026, or in first quarter of 2027. Once the transaction is complete and People’s Bank has merged with Northrim Bank, People’s Bank will continue to operate under the People’s Bank name until all systems and operations are fully integrated into Northrim Bank, which is scheduled to occur late in 2027.

Q: What should I know about Northrim Bank?
Northrim Bank is an Alaska-based community bank established in 1990 and today is a public company with common stock trading on the Nasdaq (ticker: NRIM). As of June 30, 2026, Northrim Bank had approximately $3.4 billion in assets, 21 branch locations in Alaska and approximately 500 employees. Northrim Bank has two wholly owned operating subsidiaries, Sallyport Commercial Finance, LLC which performs factoring and asset based lending, and Residential Mortgage, LLC, a regional home mortgage company.

Q: How are People’s Bank and Northrim Bank alike?
This is an excellent opportunity to combine two well-respected community banks that share a deep commitment to our customers and local communities. We both maintain similar core values of relationship banking, local expertise and customer first service. This merger is expected to allow us to invest more in our people, technology, customer experience, and community organizations, while preserving the personalized service and local decision-making that have defined our two banks for decades.

Q: Will People’s Bank change its name to Northrim Bank?
Yes, after the full integration of People’s Bank and Northrim Bank operations has occurred likely in late 2027.

Q: How will the bank merger impact me as a customer of People’s Bank?
There is no immediate effect on customers. Continue to conduct your banking as you have in the past. Until full conversion of all systems which is anticipated to be in late 2027, you will see minimal changes to your day-to-day banking.

For the next several months, we will be working to ensure a seamless migration. Our teams will work closely with each other to ensure that all accounts and systems integration are done as smoothly as possible. Before the conversion of your accounts to Northrim Bank, you will receive a welcome guide that will explain the features of your new Northrim accounts and other important information. Until then, you can look for updates from us directly, or on our websites, www.peoplesbank.bank and www.northrim.com.

Q: What will happen to People’s Bank branches?
There will be no immediate effect on People’s Bank branch locations. After the full integration of People’s Bank and Northrim Bank operations has occurred, these locations will become Northrim Bank branches

Q: What will happen to the People’s Bank employees?
Northrim plans to retain as many People’s Bank employees as possible. People’s Bank employees will be essential in creating a smooth transition during the merger and Northrim Bank is looking forward to welcoming these employees to the combined company.

Q: How will my account(s) at People’s Bank be affected? What about my checks, debit cards, online banking and statements?
Until we complete the account conversion, set for late 2027, there will be no impact to your bank accounts and services. Approximately a month before the conversion, you will receive a full welcome guide, which will include the specific details of your new Northrim accounts, debit cards, checks and statements. At conversion, you will receive a Northrim Bank debit card and will begin accessing your accounts through Northrim’s online banking, which has enhanced features and mobile options. We will work to make this an easy process for you.

Q: Where can I learn more about Northrim Bank’s products and services?
You can learn more at www.northrim.com or by calling Northrim toll-free at 1-800-478-BANK (2265).

Q: How do I get in contact with People’s Bank or Northrim Bank if I have any questions?

People’s Bank	1528 Biddle Rd Medford, OR 97504 (541) 776-5350 www.peoplesbank.bank Member FDIC Equal Housing Lender
Northrim Bank	3111 C Street Anchorage, Alaska 99503 (907) 562-0062 1-800-478-BANK (2265) www.northrim.com Member FDIC Equal Housing Lender

Caution Regarding Forward-Looking Statements
This communication relating to the proposed all-stock merger (the “merger”) by which Northrim BanCorp, Inc. (“Northrim”) will acquire PBCO Financial Corporation (“PBCO”) pursuant to an Agreement and Plan of Merger dated July 22, 2026 (the “merger agreement”) contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act. Factors, among others, that could cause actual results and events to differ materially from those expressed or implied in any forward-looking statement include: (1) the required regulatory approvals, the Northrim and PBCO shareholder approvals, satisfaction of other closing conditions, integration of PBCO with Northrim, and anticipated benefits of the merger may not be achieved or may be more difficult, time-consuming or costly than expected; (2) customer and employee relationships and business operations may be disrupted, or challenging to maintain; (3) the merger may not occur when expected; and (4) management’s attention may be diverted; as well as the risks described in Northrim’s Annual Report on Form 10-K for the year ended December 31, 2025 and Northrim’s other filings with the SEC. Except as required by law, Northrim is not obligated to update any forward-looking statement as a result of new information, future events, or otherwise.

Additional Information and Where to Find It
Northrim will file a registration statement on Form S-4 with the SEC that will include a joint proxy statement of Northrim and PBCO and that also constitutes a prospectus of Northrim. After the registration statement is declared effective by the SEC, each of Northrim and PBCO will mail a definitive proxy statement/prospectus to its respective shareholders. Before making any voting decision, the shareholders of each of Northrim and PBCO are advised to read the joint proxy statement/prospectus when it becomes available because it will contain important information about Northrim, PBCO, the merger agreement and the merger. When filed, this document and other documents filed by Northrim can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge through Northrim’s investor relations website at https://ir.northrim.com by clicking on “SEC Filings” under the “Financials” tab. Alternatively, these documents, when available, can be obtained free of charge from Northrim upon written request to Northrim, Attn: Investor Relations, PO Box 241489, Anchorage, Alaska 99524-1489 or by calling (907) 562-0062. The contents of the websites referenced above are not deemed to be incorporated by reference into the registration statement or the joint proxy statement/prospectus.

Participants in the Solicitation
This communication does not constitute a solicitation of proxy, an offer to sell or a solicitation of an offer to sell any securities. Northrim, PBCO, and certain of their directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Northrim and PBCO in connection with the proposed merger. Information about the directors and executive officers of PBCO and Northrim will be included in the joint proxy statement/prospectus filed with the SEC. These documents (when available) may be obtained free of charge in the manner described above under “Additional Information and Where to Find It.” Information about such directors and executive officers of Northrim and their direct or indirect interests, by security holdings or otherwise, can be found in Northrim’s proxy statement in connection with its 2026 annual meeting of shareholders, as filed with the SEC on April 14, 2026, and other documents subsequently filed by Northrim with the SEC. To the extent holdings of common stock by Northrim’s directors or executive officers have changed since the amounts set forth in such proxy statement, such changes have been or will be reflected in filings with the SEC on Forms 3, 4, and 5. These documents can be obtained free of charge in the manner described above under “Additional Information and Where to Find It.”